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     As filed with the Securities and Exchange Commission on October 10, 2000

                                                      REGISTRATION NO. 333-16519

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE

                             SECURITIES ACT OF 1933

                                  VIASOFT, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                           94-2892506
(State or other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                           Identification No.)


                4343 East Camelback Road, Phoenix, Arizona 85018
               (Address of Principal Executive Offices) (Zip Code)

                   Viasoft, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plan)

                          Kristine Kennedy Rieger, Esq.
              Senior Vice President, Secretary and General Counsel
                                  Viasoft, Inc.
                             1333 Third Avenue South
                              Naples, Florida 34102
                     (Name and Address of Agent For Service)

                                  941-435-3615
          (Telephone Number, Including Area Code, of Agent for Service)

                  Please send copies of all communications to:

                           Robert E. McLaughlin, Esq.
                              Steptoe & Johnson LLP
                           1330 Connecticut Avenue, NW
                             Washington, D.C. 20036
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                                EXPLANATORY NOTE

         Pursuant to Registration Statement No. 333-16519 (the "Registration Statement"), Viasoft, Inc., a Delaware corporation (the "Registrant") registered shares of its common stock, par value $0.001 per share ("Common Stock") for offer and issuance under the Viasoft, Inc. Employee Stock Purchase Plan (the "Plan").

         Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, and the Registrant's undertaking contained in the Registration Statement, the Registrant hereby removes from registration the shares of Common Stock that were originally registered hereunder and have not been issued under the Plan as of the date hereof. The Plan, pursuant to which these shares of Common Stock would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such Plan.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naples, state of Florida, on October 10, 2000.

                                             VIASOFT, INC.

                                             By:   /s/ Arthur L. Allen
                                                   --------------------------
                                                   Arthur L. Allen
                                                   President and Chief
                                                   Executive Officer